                                                                      EXHIBIT 11


                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE



                                                             Nine Months Ended September 30,
                                                             -------------------------------
                                                                 1997               1996
                                                             -------------       -----------
                                                                       (Unaudited)
Primary:

     Net income available for common shareholders              $   170,000       $ 2,089,000
                                                               ===========       ===========
     Weighted average of common shares
      outstanding not included in
      amounts below                                             22,381,538        21,954,783

     Weighted average of common shares
      issuable on exercise of outstanding
      stock options and warrants                                    49,698                 -
                                                               -----------       -----------
     Weighted average of common and
      common equivalent shares
      outstanding, as adjusted                                  22,431,236        21,954,783
                                                                     or               or
                                                                22,431,000        21,955,000
                                                               ===========       ===========
     Net income per common share                               $      0.01       $      0.10
                                                               ===========       ===========

Fully Diluted:

     Net income available for common shareholders              $   170,000       $ 2,089,000
                                                               ===========       ===========

     Weighted average of common shares
      outstanding as adjusted for primary
      computation                                               22,431,236        21,954,783

     Weighted average of additional common
      shares issuable on exercise of
      outstanding stock options and warrants                        79,523                 -
                                                               -----------       -----------
     Weighted average of common and
      common equivalent shares
      outstanding, as adjusted                                  22,510,759        21,954,783
                                                                     or               or
                                                                22,511,000        21,955,000
                                                               ===========       ===========
     Net income per common share                               $      0.01       $      0.10
                                                               ===========       ===========


                                                                      EXHIBIT 11

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE


                                                      Three Months Ended September 30,
                                                      --------------------------------
                                                           1997              1996
                                                      -------------     --------------
                                                                 (Unaudited)
Primary:

     Net income available for common shareholders       $   120,000       $   224,000
                                                        ===========       ===========
     Weighted average of common shares
      outstanding not included in
      amounts below                                      22,501,784        22,226,844

     Weighted average of common shares
      issuable on exercise of outstanding
      stock options and warrants                                  -                 -
                                                        -----------       -----------
     Weighted average of common and
      common equivalent shares
      outstanding, as adjusted                           22,501,784        22,226,844
                                                             or                or
                                                         22,502,000        22,227,000
                                                        ===========       ===========
     Net income per common share                        $      0.01       $      0.01
                                                        ===========       ===========
Fully Diluted:

     Net income available for common shareholders       $   120,000       $   224,000
                                                        ===========       ===========
     Weighted average of common shares
      outstanding as adjusted for primary
      computation                                        22,501,784        22,226,844

     Weighted average of additional common
      shares issuable on exercise of
      outstanding stock options and warrants                 92,240                 -
                                                        -----------       -----------
     Weighted average of common and
      common equivalent shares
      outstanding, as adjusted                           22,594,024        22,226,844
                                                             or                or
                                                         22,594,000        22,227,000
                                                        ===========       ===========
     Net income per common share                        $      0.01       $      0.01
                                                        ===========       ===========